Exhibit 8.1

                                         June 7, 2012

Wells Fargo & Company,

420 Montgomery Street,

San Francisco, California 94163.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $8,118,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to a Global ETF Basket due December 7, 2016 as described in the Company’s Pricing Supplement No. 199 dated May 31, 2012 (“Pricing Supplement 199”) to Product Supplement No. 3 dated May 2, 2012 (“Product Supplement 3”), the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”), and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”), (ii) $3,026,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the iShares® MSCI Emerging Markets Index Fund due December 7, 2015 as described in the Company’s Pricing Supplement No. 200 dated May 31, 2012 (“Pricing Supplement 200”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iii) $7,569,000 aggregate face amount of Medium-Term Notes, Series K, Notes Linked to the Dow Jones Industrial AverageSM due December 7, 2018 as described in the Company’s Pricing Supplement No. 201 dated May 31, 2012 (“Pricing Supplement 201”) to Product Supplement No. 5 dated May 3, 2012, the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (iv) $3,154,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the S&P 500® Index due December 7, 2015 as described in the Company’s Pricing Supplement No. 202 dated May 31, 2012 (“Pricing Supplement 202”) to Product Supplement No. 1 dated May 2, 2012 (“Product Supplement 1”), the Prospectus Supplement, and the Prospectus contained in the Registration Statement, (v) $6,170,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the S&P 500® Index with Periodic Interest due December 7, 2017 as described in the Company’s Pricing Supplement No. 203 dated May 31, 2012 (“Pricing Supplement 203”) to Product Supplement 1, the Prospectus Supplement, and

Wells Fargo & Company

the Prospectus contained in the Registration Statement, and (vi) $3,559,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the Vanguard® REIT ETF due March 7, 2016 as described in the Company’s Pricing Supplement No. 207 dated May 31, 2012 (“Pricing Supplement 207”) to Product Supplement 3, the Prospectus Supplement, and the Prospectus contained in the Registration Statement. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplements 199, 200, 202, 203, and 207 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 203.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplements 199, 200, 202, 203, and 207 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 203 and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP